Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 3 to the Registration Statement (No. 333-191925) on Form N-2 of FS Investment Corporation III of our report dated March 31, 2014, relating to our audit of the financial statements, appearing in the Prospectus, which is a part of this Post-Effective Amendment No. 3 to the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania

January 14, 2015